     As filed with the Securities and Exchange Commission on July 1, 1998
                                                       Registration No. 333-
-------------------------------------------------------------------------------
         S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                                Washington, D.C. 20549

                                       FORM S-8
             REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933

                           Aztec Technology Partners, Inc.
                (Exact name of registrant as specified in its charter)

         Delaware                                      04-3408450
-------------------------------                   -------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                                  52 Roland Street
                            Boston, Massachusetts 02129
                            ---------------------------
                (Address of principal executive offices)  (Zip Code)

                          1998 Employee Stock Purchase Plan
                          ---------------------------------
                               (Full title of the plan)

                                 James E. Claypoole
                        Chairman and Chief Executive Officer
                           Aztec Technology Partners, Inc.
                                   52 Roland Street
                            Boston, Massachusetts 02129
                            ---------------------------
                       (Name and address of agent for service)

                                    (617) 623-3100
            -------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
-------------------------------

  Title of                                Proposed          Proposed
Securities            Amount to            Maximum           Maximum            Amount of
   to be                  be           Offering Price        Aggregate         Registration
Registered            Registered          Per Share        Offering Price           Fee
----------            ----------       --------------      --------------      ------------
Common Stock,         1,000,000           $8.22 (1)           $8,220,000         $2,424.90
$0.001 par value      shares

---------------------

     (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on June 29,

1998, in accordance with Securities Act Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act").

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1998 Employee Stock Purchase Plan of Aztec Technology Partners, Inc., a Delaware corporation (the "Registrant" or the "Company"), pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Company's Prospectus pursuant to Rule 424(b)(1) of the Securities Act, dated June 10, 1998

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above; and

     (3) The description of the Class A Common Stock, $0.001 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on June 9, 1998

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.



     Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of the law. The Registrant's Second Amended and Restated Certificate of Incorporation also contains provisions obligating the Registrant to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

     The Registrant may purchase and maintain insurance coverage insuring directors and officers of the Registrant against certain liabilities which they may incur as directors and officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7.   Exemption From Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.   Undertakings.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 30th day of June, 1998.


                              Aztec Technology Partners, Inc.

                              By:  /s/ James E. Claypoole
                                   --------------------------------------------
                                   Chairman of the Board of Directors and Chief
                                   Executive Officer
                                   (Principal Executive Officer)

                                  POWER OF ATTORNEY

     We, the undersigned officers and directors of Aztec Technology Partners, Inc. hereby severally constitute and appoint James E. Claypoole and Douglas
R. Johnson, and each of them singly, our true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aztec Technology Partners, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, and each of them singly, to said Registration Statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of June 30, 1998.

     Signature                  Title                      Date

/s/ JAMES E. CLAYPOOLE        Chairman of the Board of            June 30, 1998
------------------------      Directors and Chief Executive
James E. Claypoole            Officer (Principal Executive
                              Officer)

/s/ DOUGLAS R. JOHNSON        Executive Vice President and        June 30, 1998
------------------------      Chief Financial Officer (Principal
Douglas R. Johnson            Financial Officer and Principal
                              Accounting Officer)


/s/ LAWRENCE M. HOWELL        Director                            June 30, 1998
------------------------
Lawrence M. Howell

/s/ JONATHAN J. LEDECKY       Director                            June 30, 1998
------------------------
Jonathan J. Ledecky


/s/ CLIFFORD MITMAN, JR.      Director                            June 30, 1998
------------------------
Clifford Mitman, Jr.

/s/ BENJAMIN TANDOWSKI        Director                            June 30, 1998
------------------------
Benjamin Tandowski

                                   Exhibit Index


Exhibit
Number
-------
3.1      Certificate of Incorporation, as amended (1)

3.5      By-Laws, as amended (1)

4 Specimen Certificate of ommon Stock of the Registrant (1)

5.1      Opinion of Hale and Dorr LLP

23.2     Consent of Hale and Dorr LLP (included in
         Exhibit 5.1)

24.1 Power of Attorney (included in the signature pages of this Registration Statement)

--------------------
(1) Incorporated herein by reference to Exhibits 3.1 through 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-46533.